Exhibit 23.2

CONSENT OF GRANT THORNTON LLP

We have issued our report dated March 29, 2013, with respect to the consolidated financial statements of Tulsa Inspection Resources, Inc. included in the Annual Report of Cypress Energy Partners, L.P. on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement of Cypress Energy Partners, L.P. on Form S-8 (File No. 333-193445).
/s/ GRANT THORNTON LLP
Tulsa, Oklahoma
March 31, 2014